SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 1, 1996


                     ROSEVILLE COMMUNICATIONS COMPANY
                (Successor to Roseville Telephone Company)
          (Exact Name of Registrant as Specified in Its Charter)

       California                   4813                    68-0365195
    (State or Other          (Primary Standard           (I.R.S. Employer
    Jurisdiction of      Industrial Classification     Identification No.)
    Incorporation or            Code Number)
     Organization)

    211 Lincoln Street, Roseville, California                 95678
     (Address of principal executive offices)               (Zip Code)


  Registrant's Telephone Number, Including Area Code  (916) 786-6141


                       Roseville Telephone Company
      (Former name or former address, if changed since last report.)

Item 5. Other Events

     On June 16, 1995, at the Annual Meeting of Shareholders of Roseville Telephone Company, Securities and Exchange Commission File Number 0-556 ("Roseville"), Roseville's shareholders approved an Agreement and Plan of Reorganization dated March 30, 1995 (the "Reorganization") among Roseville, Roseville Communications Company, formerly known as Roseville ComTech (the "Company"), and a wholly-owned subsidiary of the Company ("Reorganization Sub"). The Reorganization was subject to certain conditions precedent and approvals including the approval of the California Public Utilities Commission. The California Public Utilities Commission issued its Order authorizing the Reorganization on July 17, 1996. The Reorganization was effected on October 1, 1996.

     Prior to the effectiveness of the Reorganization, the Common Stock of Roseville was registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). By virtue of the Reorganization,
(i) each share of Roseville Common Stock which was issued and outstanding or held in treasury of Roseville immediately prior to the Reorganization was automatically converted into one share of the Company's Common Stock,
(ii) each share of the Company's Common Stock issued and outstanding immediately prior to the Reorganization was automatically cancelled and retired, and (iii) each share of Reorganization Sub Common Stock issued and outstanding immediately prior to the Reorganization was automatically converted into one share of Roseville Common Stock. As a result of the Reorganization, the Company in effect replaced Roseville as the publicly-held corporation, and each shareholder of Roseville immediately before the Reorganization owned, immediately after the Reorganization, the same number of shares of Common Stock of the Company as such shareholder owned of Roseville Common Stock immediately before the Reorganization, and Roseville became a wholly-owned subsidiary of the Company. The Directors of Roseville also currently serve as Directors of the Company.

     Pursuant to Rule 12g-3(a) promulgated under the 1934 Act, where, in connection with a succession by merger, equity securities of an issuer not previously registered pursuant to Section 12 of the 1934 Act are issued to the holders of any class of equity securities of another issuer which is registered pursuant to Section 12 of the 1934 Act, the class of securities so issued is deemed to be registered under Section 12 of the 1934 Act. As a result of the Reorganization, the Company succeeded Roseville as a publicly-held corporation with its Common Stock being deemed registered under Section 12 of the 1934 Act.

Prior to the Reorganization, the Company had no operations and had assets consisting solely of an immaterial cash balance required for its minimum capitalization. Accordingly, no financial statements of the Company are presented in this Current Report. In addition, no pro forma consolidated financial statements of the Company are included herein because such statements would reflect no differences from the consolidated financial statements of Roseville filed previously with the Securities and Exchange Commission pursuant to Section 13 or 15 (d) of the 1934 Act.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Roseville, County of Placer and State of California, on October 1, 1996.


				ROSEVILLE COMMUNICATIONS COMPANY,
				formerly known as Roseville ComTech,
				as successor to Roseville Telephone Company


					By:  /s/ ROBERT L. DOYLE
					Robert L. Doyle
					Chairman of the Board


					By:  /s/ BRIAN H. STROM
					Brian H. Strom
					President and
					Chief Executive Officer